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                                                                  Exhibit (a)(3)


                           CERTIFICATE OF AMENDMENT

                                      OF

                             CERTIFICATE OF TRUST

                                      OF

                         PROVIDENT INSTITUTIONAL FUNDS


          Pursuant to Sections 3810(b)(1) and 3811(a)(2) of the Delaware Business Trust Act, as amended, the undersigned hereby certifies that:

          1. The name of the business trust is PROVIDENT INSTITUTIONAL FUNDS (the "Trust").

          2. Paragraph 1 of the Trust's Certificate of Trust shall be amended to provide as follows:

               1.   Name.  The name of the business trust is BlackRock Provident
                    ----
                    Institutional Funds (the "Trust").


          3. The effective date of this Certificate of Amendment is January 29, 2001.

          IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has duly executed this Certificate of Amendment this 26th day of January, 2001.


                                        Provident Institutional Funds


                                        /s/ Rodney D. Johnson
                                        ----------------------------------
                                        Rodney D. Johnson
                                        as Trustee and not individually